Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Information

(unless otherwise indicated, all amounts in whole U.S. dollars, except share, per share and par value data)

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the of the completed acquisition of FSA Travel, LLC (“FSA”) by NextTrip, Inc. (“NextTrip” or the “Company”) (the “Acquisition”). The following unaudited pro forma condensed combined financial information presents the combination of the financial information of NextTrip and FSA, adjusted to give effect to the Acquisition. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for business combinations (“Transaction Accounting Adjustments”) and permitted the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management of the Company and FSA (collectively, “Management”) has elected not to present Management’s Adjustments and only present Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information are made to provide relevant information necessary for an understanding the accounting for the Acquisition.

The unaudited pro forma combined condensed financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes, which are included or incorporated by reference in this Form 8-K and incorporated herein by reference in this section:

●	The audited financial statements of NextTrip as of and for the fiscal years ended February 28, 2025 and 2024 included in NextTrip’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025; and

●	The audited financial statements of FSA as of and for the years ended December 31, 2024 and 2023.

The unaudited pro forma combined condensed financial information should be read together with the historical financial statements of NextTrip and FSA incorporated by reference or included in this Form 8-K and other financial information included in this Form 8-K and incorporated herein by reference.

On February 6, 2025, NextTrip entered into a Membership Purchase Agreement (the “FSA Purchase Agreement”) with FSA. Under the terms of the FSA Purchase Agreement, NextTrip acquired an initial 49% membership interest in FSA for a total of $1,000,000. The acquisition consideration consisted of $500,000 in cash and $500,000 of Series O preferred stock (161,291 shares at $3.10 per share). The investment in FSA was accounted for using the equity method of accounting because NextTrip had significant influence over the investee due to its 49% ownership interest.

Pursuant to the FSA Purchase Agreement, NextTrip was granted an option to acquire the remaining 51% membership interest in FSA for an additional $1,000,000. The option is exercisable within 60 days from the execution of the FSA Purchase Agreement, subject to the satisfaction of certain conditions outlined in the FSA Purchase Agreement. The consideration for the remaining 51% interest would consist of $500,000 in cash and $500,000 of Series O preferred stock (161,291 shares at $3.10 per share).

Pursuant to the FSA Purchase Agreement, if NextTrip exercises its option to acquire the remaining 51% interest, incremental consideration would include four business milestone payments, payable upon achievement of such milestones. The achievement of each milestone would result in a payment of $200,000, consisting of $100,000 in cash and $100,000 in Series O preferred stock (32,258 shares at $3.10 per share). These milestone payments were contingent upon NextTrip’s exercise of the option to acquire the remaining 51% of FSA, and were triggered only if the conditions necessary to exercise the option are satisfied. The total milestone payments are capped at $800,000 (four milestones at $200,000 per milestone). These milestone payments are considered performance-based contingent consideration and were be recognized in the future if and when the related milestones are satisfied, and the payments are made.

As of February 28, 2025, NextTrip recorded its initial 49% investment in FSA at $1,000,000. This amount included $500,000 in cash and $500,000 in Series O preferred stock. The carrying amount of the equity method investment was adjusted based on NextTrip’s share of FSA’s earnings or losses, in accordance with the equity method of accounting. The milestones and contingent consideration payments, including the additional $1,000,000 to acquire the remaining 51% interest, would be recognized in the future if, as, and when the conditions for such payments are satisfied.

On April 9, 2025 (the “Final Closing Date”), upon FSA’s agreement to waive the capital raise condition to closing, NextTrip exercised its option to acquire the remaining 51% of FSA outstanding membership units, in satisfaction of its obligations under the FSA Purchase Agreement. In connection with the Final Closing, NextTrip paid the members of FSA (the “FSA Members”) an aggregate of $500,000 in cash and issued the FSA Members an aggregate of 161,291 shares of Series O preferred stock. As a result, as of the Final Closing Date, FSA became a wholly owned subsidiary of the Company.

The Company and FSA have fiscal years ending on February 28 and December 31, respectively. The unaudited pro forma condensed combined balance sheet as of February 28, 2025 combines the historical audited balance sheet of FSA as of December 31, 2024 and the historical audited balance sheet of NextTrip as of February 28, 2025, and is adjusted for the pro forma effects of the Acquisition.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended February 28, 2025 combines the historical statement of operations of FSA for the fiscal year ended December 31, 2024 and the historical audited consolidated statement of operations of NextTrip for the year ended February 28, 2025, and is adjusted on a pro forma basis as if the Acquisition occurred on March 1, 2024.

The unaudited pro forma condensed combined financial information is for informational purposes only. It does not purport to indicate the results that would have been obtained had the Acquisition actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

NextTrip, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

February 28, 2025

(in USD)

	NextTrip	FSA	Transaction		Pro Forma
	February 28, 2025	December 31, 2024	Accounting Adjustments	Notes	Combined Company
ASSETS
Current assets
Cash and cash equivalents	$1,062,367	$6,987	$(500,000)	4(B)	$569,354
Accounts receivable, net	22,567	27,311	-		49,878
Prepaid expenses and other current assets	1,380,575	-	-		1,380,575
Total current assets	2,465,509	34,298	(500,000)		1,999,807

Property and equipment	4,119	-	-		4,119
Intangible assets, net	2,127,368	593,611	366,389	4(A)	3,087,368
Security deposit	30,167	-	-		30,167
Goodwill	1,167,805	-	1,473,050	4(A)	2,640,855
Equity investments	3,407,610	-	(992,610)	4(A)	2,415,000
Other prepaid assets	733,575	-	-		733,575
Total assets	$9,936,153	$627,909	$346,829		$10,910,891

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,184,404	$20,315	$-		$1,204,719
Accrued expenses	721,382	2,649	-		724,031
Deferred revenue	97,770	-	-		97,770
Notes payable	506,004	-	-		506,004
Notes payable - related parties	61,526	-	500,000	4(B)	561,526
Other current liabilities	-	-	800,000	4(C)	800,000
Total current liabilities	2,571,086	22,964	1,300,000		3,894,050

Long-term liabilities
Long term debt	-	199,100	(100,181)	4(A)	98,919
Total Long-term liabilities	-	199,100	(100,181)		98,919
Total liabilities	2,571,086	222,064	1,199,819		3,992,969

Stockholders equity
Preferred stock	3,107	-	161	4(C)	3,268
Common stock	1,657	-	-		1,657
Additional paid-in-capital	41,710,126	2,219,000	(1,719,161)	4(D),4(E)	42,209,965
Accumulated deficit	(34,349,823)	(1,813,155)	866,010	4(E)	(35,296,968)
Total Stockholders equity	7,365,067	405,845	(852,990)		6,917,922
Total Liabilities and Stockholders equity	$9,936,153	$627,909	$346,829		$10,910,891

See accompanying notes to unaudited pro forma condensed combined financial information.

NextTrip, Inc.

 Unaudited Pro Forma Condensed Combined Statement of Operations

 For the Fiscal Year Ended February 28, 2025

 (in USD)

	NextTrip	FSA	Transaction		Proforma
	February 28, 2025	December 31, 2024	Accounting Adjustments	Notes	Combined Company

Revenue	$501,423	$381,698	$-		$883,121
Cost of revenue	498,121	-	-		498,121
Gross profit	3,302	381,698	-		385,000

Operating expenses
Salaries and benefits	2,630,663	339,206	-		2,969,869
Stock-based compensation	67,874	-	-		67,874
General and administrative	95,341	9,369	-		104,710
Stock-Based Compensation	-	-	-		-
Sales and marketing	307,166	-	-		307,166
Professional services fees	2,228,481	23,850	-		2,252,331
Technology	843,296	128,017	-		971,313
Organization costs	213,613	-	-		213,613
Depreciation and amortization	713,236	64,167	60,976	5(A)	838,379
Other expenses	317,061	6,866	-		323,927
Total Operating expenses	7,416,731	571,475	60,976		8,049,182
Operating loss	(7,413,429)	(189,777)	(60,976)		(7,664,182)

Other (income) expense
Loss on disposal of assets	(90)	-	-		(90)
Loss on extinguishment of liability	(1,134,579)	-	-		(1,134,579)
Loss on promissory note receivable	(1,000,000)	-	-		(1,000,000)
Interest expense, net	(589,039)	(11,654)	(41,288)	5(B)	(641,981)
Other income	16,099	-	-		16,099
Total other (income) expense	(2,707,609)	(11,654)	(41,288)		(2,760,551)
Net loss from continuing operations before taxes	(10,121,038)	(201,431)	(102,264)		(10,424,733)
Provision for income taxes	-	-	-		-
Net loss from continuing operations before share of net income (loss) in equity method investee	(10,121,038)	(201,431)	(102,264)		(10,424,733)
Share of net loss of equity method investee	(7,390)	-	7,390	5(C)	-
Net loss from continuing operations	(10,128,428)	(201,431)	(94,874)		(10,424,733)
Net income from discontinued operations, net of taxes	8,344	-	-		8,344
Net loss	$(10,120,084)	$(201,431)	$(94,874)		$(10,416,389)
Preferred dividends	(78,600)	-	-		(78,600)
Net loss applicable to common stockholders	$(10,198,684)	$(201,431)	$(94,874)		$(10,494,989)
Basic and diluted loss per common share from continuing operations	$(2.24)			6	$(2.28)
Basic and diluted loss per common share from discontinued operations	$0.01			6	$0.01
Basic and diluted loss per common share	$(2.23)			6	$(2.30)
Weighted-average common shares outstanding - basic and diluted	4,566,787			6	4,566,787

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of February 28, 2025 and the unaudited pro forma condensed combined statement of operations for the fiscal year ended February 28, 2025 are presented on a pro forma basis as if the Acquisition had occurred on March 1, 2024, which is the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information does not include any anticipated operating efficiencies or cost savings and, accordingly, only includes Transaction Accounting Adjustments. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information are made to provide relevant information necessary for an understanding of the combined companies and to reflect the accounting for the Acquisition.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the NextTrip and FSA historical financial statements, and their respective Management’s Discussion and Analysis of financial condition and results of operations included elsewhere or incorporated by reference in this Form 8-K. The historical financial information of NextTrip and FSA are prepared in accordance with US GAAP.

The unaudited pro forma condensed combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments presented herein are preliminary and are based on available financial information and certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the contemplated transactions, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied to the unaudited pro forma condensed combined financial information. The actual adjustments to the consolidated financial statements of NextTrip will likely differ from the pro forma adjustments herein.

(2)	Accounting Policies

Management is performing a comprehensive review of the accounting policies of NextTrip and FSA. As a result of the review, management may identify differences between the accounting policies of the entities which, when confirmed, could have a material impact on the financial statements of the post-Acquisition company. Based on its initial analysis, management has not identified any differences that would have an impact on the unaudited pro forma condensed combined financial information and has not recorded any adjustments.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-Acquisition company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations for the fiscal year ended February 28, 2025 are based upon the number of the post-Acquisition company’s shares outstanding, assuming the Acquisition occurred on March 1, 2024.

(3)	Purchase Consideration and Purchase Price Allocation

The Acquisition will be accounted for as a business combination, with NextTrip as the accounting acquirer, using the acquisition method in accordance with ASC 805, Business Combinations. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

The final purchase price allocation may be different than that reflected in the preliminary pro forma purchase price allocation presented herein, and this difference may be material.

The following table reflects the effect of FSA’s preliminary purchase allocation on the Final Closing Date:

Fair Value (in USD)
Preliminary Consideration Transferred:
Cash consideration	$500,000
Stock consideration - Series O Preferred Stock	500,000
Contingent consideration - cash	400,000
Contingent consideration - Series O Preferred Stock	400,000
Total preliminary consideration transferred	1,800,000
Fair value of previously held equity method investment	992,610
Total	$2,792,610

Identifiable assets acquired and liabilities assumed:
Cash and cash equivalents	$458,732
Accounts receivable	5,213
Other receivables	4,000
Intangible assets, net	960,000
Trade payables	(222)
Accrued expenses and other current liabilities	-
Deferred revenue	(9,243)
Long-term debt	(98,919)
Total identifiable net assets acquired	1,319,560
Goodwill	1,473,050
Fair value allocated to net assets acquired	$2,792,610

Other considerations in the preliminary allocation of the estimated acquisition purchase consideration include the following:

1)	Our preliminary valuation used to allocate the purchase price uses a third-party market participant view and assumes there are no synergies unique to the Acquisition. If there were synergies unique to the Acquisition, a higher portion of the purchase consideration would be allocatable to goodwill.

2)	Current asset and current liability carrying values approximate fair value.

3)	We have estimated the assumed debt and acquired intangibles, including goodwill, on preliminary valuation analysis subject to finalization.

(4)	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of February 28, 2025:

A.	To reflect the purchase price allocation adjustments to record FSA’s assets and liabilities at estimated fair value based on the consideration transferred, which included the following:

●	An adjustment of $366,389 for the incremental intangible assets of FSA acquired by NextTrip in the amount of $960,000, which will be amortized over the estimated weighted-average useful life of 8 years.

●	Estimated residual goodwill of $1,473,050 associated with the Acquisition.

●	The removal of NextTrip’s previously held equity method investment in FSA of $992,610.

●	The adjustment of $100,181 to record FSA’s assumed debt at its acquisition-date fair value of $98,919, which discount will be amortized over the remaining term of the loan until maturity on May 15, 2050 using the effective interest method.

B.	To reflect the new debt issued by NextTrip to its Chairman of $500,000 to finance the Acquisition of FSA and fund the payment of the cash portion of the purchase consideration of $500,000. The promissory note was issued April 9, 2025 at a fixed interest rate of 7.5% per annum and matures April 8, 2026. The Company did not incur any issuance costs associated with this borrowing.

C.	To reflect the fair value of the following contingent consideration that was part of the consideration transferred in the acquisition:

●	$400,000 in liability-classified contingent consideration payable in cash within one year following the acquisition.

●	$400,000 in liability-classified contingent consideration payable in 120,967 shares of Series O preferred stock, par value per share of $0.001, due within one year following the Acquisition.

D.	To reflect the issuance of 161,291 shares of Series O preferred stock, par value per share of $0.001, as part of the consideration transferred in the Acquisition.

E.	To reflect the elimination of the historical equity of FSA.

(5)	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the fiscal year ended February 28, 2025:

A.	To reflect the incremental amortization expense of $60,976 associated with the acquired intangible assets of FSA of $960,000, assuming the Acquisition occurred on March 1, 2024.

B.	To reflect the following:

a.	Interest expense of $37,397 associated with the $500,000 loan from NextTrip’s Chairman that was issued to partially fund the Acquisition, assuming the debt was issued on March 1, 2024.

b.	The amortization of $3,891 of the fair value adjustment to FSA’s assumed debt, which gave rise to a discount of $100,181 and assumes the Acquisition occurred on March 1, 2024.

C.	To remove NextTrip’s historical share of net loss of equity method investee associated with its equity method investment in FSA.

(6)	Pro Forma Loss Per Share

Represents the net loss per share calculated using the historical weighted-average common shares outstanding.

The unaudited pro forma condensed combined financial information has been prepared based on the following weighted-average common shares outstanding:

(whole share amounts)	Fiscal Year Ended February 28, 2025
Pro forma weighted-average number of common outstanding – Basic	4,566,787
Pro forma weighted-average number of common outstanding – Diluted	4,566,787

The following potentially dilutive shares were excluded from the computation of unaudited pro forma diluted net loss per share attributable to NextTrip stockholders for the fiscal year ended February 28, 2025 because including them would have been antidilutive:

(share amounts)	Fiscal Year Ended February 28, 2025
Warrants	3,015,885
Stock Options	76,342
Preferred Stock	3,391,921
Total	6,484,148

The table above includes 161,291 shares of Series O preferred stock issued as part of the consideration in the Acquisition and 129,032 shares of Series O preferred stock that is contingent consideration payable, less 8,065 shares of common stock previously issued to FSA by NextTrip as a deposit.